UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

Molycorp, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 15, 2011, Molycorp, Inc., through its wholly-owned subsidiary, Molycorp Minerals, LLC (“Molycorp”), acquired all of the issued and outstanding capital stock of Santoku America, Inc. (“SAI”) for $17.5 million. SAI is a leading producer of high-purity rare earth alloys, with a manufacturing and processing facility in Tolleson, Arizona. This acquisition provides Molycorp with the capability to manufacture and sell rare earth alloys for the production of neodymium iron boron magnets and samarium cobalt magnets, as well as a variety of other specialty alloys and metals. SAI will obtain its feedstock of rare earth materials from Molycorp’s mine in Mountain Pass, California. In connection with the acquisition, Santoku Corporation, the former owner of SAI, will act as SAI’s exclusive distributor of neodymium iron boron alloys and provide SAI with certain technical assistance in producing rare earth alloys.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:         /s/ Andrea G. Leider
Name:    Andrea G. Leider
Title:      Senior Counsel and Corporate Secretary

Date: April 20, 2011